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                                                                   EXHIBIT 10.25

[LOGO OF BLOOMBERG APPEARS HERE]

                               LETTER OF INTENT
                               ----------------

Bloomberg L.P. ("Bloomberg") and MagiNet agree to the following in relation to BLOOMBERG INFORMATION TV programming:

1. The contract term shall be for a period of [***] years from the date of the full contract.

2. MagiNet will install the necessary equipment to carry BIT Programming to its Hotels in the Pacific Rim and Europe.

3. MagiNet will sell the Service to the Hotels for a monthly rate of approximately [***] to [***] per room.

4. MagiNet shall keep [***] of the revenue generated by the BIT Programming until its capital costs plus a return on capital are paid for. Where the Equipment is currently in place, capital costs per Hotel shall be approximately [***]. The return on capital shall be [***].

5. Once capital has been recouped, revenue shall be split between Bloomberg and MagiNet. Recoupment shall be measured on a Hotel by Hotel basis. MagiNet shall receive [***] of the revenue and Bloomberg shall receive [***] of the revenue.

6. As an incentive to persuade the top business oriented Hotels to carry BIT Programming, MagiNet may offer to install a BLOOMBERG terminal either in the Hotel's business center or concierge floor, provided: (a) Bloomberg will have final approval over which Hotels are supplied with a BLOOMBERG terminal: (b) each Hotel shall pay all installation and monthly phone charges as well as the charges for the installation of the Equipment; and (c) each Hotel will sign a Bloomberg Agreement and Schedule of Services.

7. MagiNet shall have the exclusive rights to carry BIT Programming in any Hotel in the Asia Pacific region and Europe that MagiNet currently has under contract. However, Bloomberg may market and distribute the BIT Programming to any Hotel in the Asia Pacific region not under contract with MagiNet.

8. MagiNet shall ensure that Hotel guests receive BIT Programming free of charge.


This letter of intent reflects the interest of MagiNet in the television programming being offered by Bloomberg. It is understood that a full contract will follow this letter of intent.

IN WITNESS WHEREOF this letter of intent accurately reflects the agreement of the undersigned parties.



/s/[SIGNATURE APPEARS HERE]    /s/[SIGNATURE APPEARS HERE]   9-6-96
- ---------------------------    ---------------------------   ------
Bloomberg L.P.                 MagiNet                       Date


[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.